FORM 8-K

Current Report

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: August 20, 2010

(date of earliest event reported)

Commission File Number 1-5109

TODD SHIPYARDS CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of

incorporation or organization)

91-1506719

(I.R.S. Employer Identification No.)

1801- 16th AVENUE SW, SEATTLE, WASHINGTON 98134-1089

(Street address of principal executive offices - Zip Code)

Registrant's telephone number: (206) 623-1635

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

The annual meeting of the stockholders of Todd Shipyards Corporation (the "Company") was held on August 20, 2010. Proxies were solicited pursuant to Regulation 14A of the Securities Exchange Act of 1934. There was no solicitation in opposition to management's nominees for Directors and all nominees were elected. The following proposals were submitted by the Board of Directors to a vote of security holders and the final results of the voting on each proposal are noted below.

PROPOSAL 1: ELECTION OF DIRECTORS

Nominee	For	Withheld	Broker Non-votes
Brent D. Baird	2,419,272	8,152	2,503,008
Steven A. Clifford	2,419,572	7,852	2,503,008
Patrick W.E. Hodgson	2,416,496	10,928	2,503,008
Joseph D. Lehrer	1,802,198	625,226	2,503,008
William L. Lewis	2,420,006	7,418	2,503,008
J. Paul Reason, USN (Ret.)	2,419,428	7,996	2,503,008
Stephen G. Welch	2,420,040	7,384	2,503,008

PROPOSAL 2: RATIFICATION OF THE SELECTION

OF GRANT THORNTON LLP AS THE INDEPENDENT

REGISTERED PUBLIC ACCOUNTANTS FOR FISCAL YEAR 2011

Votes
For	4,919,784
Against	2,939
Abstain	7,709

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 20, 2010.

/s/ Michael G. Marsh

By: Michael G. Marsh

On Behalf of the Registrant as

Secretary and General Counsel